Calculation of Filing Fee Tables
S-8
Simply Good Foods Co
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share. Reserved for future issuance under The Simply Good Foods Company Incentive Plan	Other	6,355,505	$ 17.57	$ 111,666,222.85	0.0001381	$ 15,421.11
2	Equity	Common Stock, $0.001 par value per share. Reserved for future issuance under the CEO Stock Option Inducement Award	Other	2,000,000	$ 20.93	$ 41,860,000.00	0.0001381	$ 5,780.87
Total Offering Amounts:						$ 153,526,222.85		$ 21,201.98
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 21,201.98
Offering Note
[1]	1a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of common stock of The Simply Good Foods Company (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's common stock. 1b. Represents 3,716,822 shares of the Registrant's common stock that are authorized for issuance in respect of awards under the Registrant's Incentive Plan and 2,638,683 Returning Shares (as defined in the Registration Statement). 1c. Estimated in accordance with Rules 457(c) and (h) of the Securities Act, as applicable, solely for the purpose of calculating the registration fee. In respect of the shares reserved for issuance under the Registrant's Incentive Plan, the proposed maximum offering price per share of $17.57 was computed by averaging the high and low prices of a share of the Registrant's common stock reported on NASDAQ on February 3, 2026, a date within five business days prior to the date of the filing of this Registration Statement.

[2]	2a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of common stock of The Simply Good Foods Company (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's common stock. 2b. Represents 2,000,000 shares of the Registrant's common stock underlying the CEO Stock Option Inducement Award. 2c. In respect of the shares underlying the CEO Stock Option Inducement Award, the maximum offering price per share equal the exercise price of the stock option in accordance with Rule 457(h) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A